EXHIBIT 10 (fff)
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                          SECURITIES PURCHASE AGREEMENT

                                 BY AND BETWEEN

                             SIGA TECHNOLOGIES, INC.

                                       AND

                        MACANDREWS & FORBES HOLDINGS INC.





                           Dated as of August 13, 2003



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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.    Definitions...................................................1
2.    Authorization of the Securities...............................6
3.    Sale and Purchase of the Securities...........................6
4.    Closings......................................................7
5.    Representations and Warranties by the Company.................8
      5.1   Organization............................................8
      5.2   Authorization; Enforceability...........................9
      5.3   Capitalization..........................................9
      5.4   Due Issuance and Authorization of Capital Stock........10
      5.5   Consents...............................................10
      5.6   Financial Statements...................................11
      5.7   SEC Documents..........................................11
      5.8   No Conflicts...........................................12
      5.9   Intellectual Property..................................13
      5.10  Material Contracts.....................................15
      5.11  Right of First Refusal; Voting and Registration
            Rights.................................................15
      5.12  Form S-3 Eligibility...................................16
      5.13  No Integrated Offering.................................16
      5.14  Absence of Certain Developments........................16
      5.15  Undisclosed Liabilities................................17
      5.16  Litigation.............................................17
      5.17  Compliance with Laws...................................17
      5.18  Taxes..................................................17
      5.19  Employee and Benefit Plans.............................18
      5.20  Brokers................................................21
      5.21  Related-Party Transactions.............................21
      5.22  Regulatory Compliance..................................21
6.    Representations and Warranties of the Purchaser..............22
      6.1   Organization...........................................22
      6.2   Authorization; Enforceability..........................22
      6.3   No Conflicts...........................................23
      6.4   Investment Representations and Warranties..............23
      6.5   Acquisition for Own Account............................23
      6.6   Ability to Protect Its Own Interests and Bear
            Economic Risks; Understanding of Use of Proceeds.......23
      6.7   Accredited Investor....................................24
      6.8   Access to Information..................................24
      6.9   Brokers................................................24


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7.    Covenants of the Company.....................................24
      7.1   Conduct in the Ordinary Course.........................24
      7.2   Filing of Proxy Statement..............................25
      7.3   Stockholders' Meeting..................................25
      7.4   Exchange Listing.......................................26
      7.5   Information Rights.....................................26
      7.6   Auditors...............................................28
      7.7   Composition of Board of Directors; Indemnification;
            Directors and Officers Insurance Policy................28
      7.8   Use of Proceeds........................................29
      7.9   Reservation of Common Stock............................29
      7.10  Employee Waiver Letters................................29
      7.11  Filings................................................29
      7.12  Notification of Certain Matters........................29
8.    Conditions to the Parties' Obligations.......................30
      8.1   Conditions to Each Party's Obligations.................30
      8.2   Conditions to the Purchaser's Obligations..............30
      8.3   Conditions to the Company's Obligations................32
9.    Restrictive Legend...........................................33
10.   Miscellaneous................................................33
      10.1  Notices................................................33
      10.2  Termination of Agreement...............................34
      10.3  Effect of Termination..................................35
      10.4  Survival of Representations, Warranties and
            Covenants..............................................35
      10.5  Successors and Assigns.................................36
      10.6  Headings...............................................36
      10.7  Governing Law..........................................36
      10.8  Expenses...............................................37
      10.9  Jurisdiction...........................................37
      10.10 Waiver of Jury Trial...................................37
      10.11 Counterparts; Effectiveness............................37
      10.12 Entire Agreement.......................................37
      10.13 Severability...........................................38
      10.14 Reasonable Best Efforts................................38
      10.15 Change; Waiver.........................................38


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                          SECURITIES PURCHASE AGREEMENT

      This SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of August 13, 2003, by and between SIGA Technologies, Inc., a Delaware corporation (the "Company"), and MacAndrews & Forbes Holdings Inc., a Delaware corporation (the "Purchaser"). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 1 of this Agreement.

                               W I T N E S S E T H

      WHEREAS, the Company desires to issue and to sell to the Purchaser, and the Purchaser desires to purchase from the Company, the Shares (as hereinafter defined) and the Warrants (as hereinafter defined), all in accordance with the terms and provisions of this Agreement;

      NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

      1. Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have the meanings specified for all purposes of this Agreement.

            Except as otherwise expressly provided, all accounting terms used in this Agreement, whether or not defined in this Section 1, shall be construed in accordance with GAAP.

            "Affiliate" means, with respect to any specified Person, (i) any other Person 50% or more of whose outstanding voting securities are, directly or indirectly, owned, controlled or held with the power to vote by such specified Person or (ii) any other Person, directly or indirectly, controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person by virtue of ownership of voting securities, by contract or otherwise.

            "Aggregate Purchase Price" means, for each tranche, the Per Share Purchase Price multiplied by the Shares to be purchased and sold in such tranche.

            "Agreed Allocation" has the meaning assigned to it in Section 3(c) hereof.

            "Agreement" means this Agreement.


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            "Balance Sheet" has the meaning assigned to it in Section 5.6 hereof.

            "Benefit Plans" has the meaning assigned to it in Section 5.19(a) hereof.

            "Board of Directors" means the board of directors of the Company.

            "Certifications" has the meaning assigned to it in Section 5.7 hereof.

            "Closing" has the meaning assigned to it in Section 4(a) hereof.

            "Closing Date" has the meaning assigned to it in Section 4(a) hereof.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Common Stock" has the meaning assigned to it in Section 2 hereof.

            "Company" has the meaning assigned to it in the introductory paragraph of this Agreement.

            "Company Intellectual Property" has the meaning assigned to it in
Section 5.9(a) hereof.

            "Company Recommendation" has the meaning assigned to it in Section
7.3 hereof.

            "Company Recommendation Change" has the meaning assigned to it in
Section 7.3 hereof.

            "Confidentiality Letter Agreement" has the meaning assigned to it in
Section 7.5(a) hereof.

            "Encumbrances" has the meaning assigned to it in Section 5.4 hereof.

            "ERISA" has the meaning assigned to it in Section 5.19(a) hereof.

            "ERISA Affiliate" has the meaning assigned to it in Section 5.19(a) hereof.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "FDA" has the meaning assigned to it in Section 5.22 hereof.

            "FDCA" has the meaning assigned to it in Section 5.22 hereof.


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            "Financial Statements" has the meaning assigned to it in Section 5.6 hereof.

            "GAAP" means United States generally accepted accounting principles consistently applied.

            "Governmental Entity" means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

            "Intellectual Property" means trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, "Trademarks"); patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing) and all content and information contained on any website; Software; "mask works" (as defined under 17 USC ss. 901) and any registrations and applications for "mask works;" and technology, trade secrets and other confidential information, know-how, inventions, proprietary processes, formulae, algorithms, models, and methodologies (collectively, "Trade Secrets").

            "Knowledge of the Company" has the meaning assigned to it in Section 5.9(c) hereof.

            "Knowledge of the Company's Subsidiaries" has the meaning assigned to it in Section 5.9(c) hereof.

            "Life Science Product" has the meaning assigned to it in Section
5.22 hereof.

            "M & F Representatives" has the meaning assigned to it in Section 7.7(a) hereof.

            "Material Adverse Effect" has the meaning assigned to it in Section
5.1 hereof.

            "NASD Rule 4350" has the meaning assigned to it in Section 4(c) hereof.

            "Notification Period" has the meaning assigned to it in Section 7.12 hereof.


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            "Option Notice" has the meaning assigned to it in Section 3(b)
hereof.

            "Per Share Purchase Price" has the meaning assigned to it in Section 3(a) hereof.

            "Permitted Transferee" has the meaning assigned to it in Section
10.5 hereof.

            "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, Governmental Entity or other entity.

            "Preferred Stock" has the meaning assigned to it in Section 5.3(a) hereof.

            "Proxy Statement" has the meaning assigned to it in Section 7.2 hereof.

            "Purchaser" has the meaning assigned to it in the introductory paragraph of this Agreement.

            "Registration Rights Agreement" means the Registration Rights Agreement in the form attached hereto as Exhibit B.

            "Required Stockholder Approval" has the meaning assigned to it in
Section 5.5 hereof.

            "SEC" means the U.S. Securities and Exchange Commission.

            "SEC Documents" has the meaning assigned to it in Section 5.7 hereof.

            "Securities" has the meaning assigned to it in Section 2 hereof.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
            "Shares" has the meaning assigned to such term in Section 2 hereof.

            "Software" means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code form, (b) computerized databases and compilations, including any and all data and collections of data, and (c) all documentation, including user manuals and training materials, relating to any of the foregoing.


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            "Stockholders' Meeting" has the meaning assigned to it in Section
7.3 hereof.

            "Subsidiary" means, with respect to any Person, any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by such Person or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

            "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, severance, stamp, occupation, premium, windfall profits, customs, duties, franchise, withholding, social security, unemployment, real property, personal property, sales, use, transfer, value added, estimated or other tax of any kind whatsoever, including any interest, penalties or additions thereto.

            "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            "Tranche A" has the meaning assigned to it in Section 3(a) hereof.

            "Tranche A Shares" has the meaning assigned to it in Section 3(a) hereof.

            "Tranche A Warrants" has the meaning assigned to it in Section 3(a) hereof.

            "Tranche B" has the meaning assigned to it in Section 3(b) hereof.

            "Tranche B Closing" has the meaning assigned to it in Section 4(c) hereof.

            "Tranche B Closing Date" has the meaning assigned to it in Section 4(c) hereof.

            "Tranche B Shares" has the meaning assigned to it in Section 3(b) hereof.

            "Tranche B Warrants" has the meaning assigned to it in Section 3(b) hereof.


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            "Transaction Documents" has the meaning assigned to it in Section
5.1 hereof.

            "Unaudited Balance Sheets" has the meaning assigned to it in Section
5.6 hereof.

            "Unaudited Financial Statements" has the meaning assigned to it in
Section 5.6 hereof.

            "Warrants" has the meaning assigned to it in Section 2 hereof.

            "Warrant Shares" has the meaning assigned to it in Section 2 hereof.

      2. Authorization of the Securities. The Company has authorized, subject to compliance with NASD Rule 4350, (i) the issuance and sale of an aggregate of up to 6,944,444 shares (the "Shares") of its common stock, par value $0.0001 per share (the "Common Stock"), (ii) the issuance of warrants (the "Warrants") to purchase an aggregate of up to 3,472,222 shares of Common Stock and (iii) the reservation for issuance, and issuance upon exercise of the Warrants, of up to 3,472,222 Warrant Shares (as defined in this Section 2). The Warrants will have the rights, preferences and privileges set forth in the form of Warrant attached hereto as Exhibit A. The shares of Common Stock that may be purchased upon exercise of the Warrants are sometimes referred to herein as the "Warrant Shares." The Shares, the Warrants, and the Warrant Shares are sometimes referred to herein collectively as the "Securities."

      3. Sale and Purchase of the Securities. Upon the terms and subject to the conditions contained herein:

            (a) The Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, in the first tranche ("Tranche A"), (i) 694,444 Shares (the "Tranche A Shares"), at a purchase price of $1.44 per share (appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event, the "Per Share Purchase Price"), and (ii) for no additional consideration, Warrants to purchase 347,222 Warrant Shares (the "Tranche A Warrants").

            (b) At the Purchaser's option, exercisable at any time and from time to time within 60 days of the date hereof (or, if such day is not a business day, then the next immediately following business day), upon five business days' written notice (the "Option Notice"), subject to the conditions set forth in Section 8 hereof, the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, in the second tranche ("Tranche B")
(i) up to 6,250,000 Shares (the "Tranche B Shares"), at the Per Share Purchase Price and (ii) for no additional


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consideration, a pro rata number of Warrants to purchase up to 3,125,000 Warrant
Shares (the "Tranche B Warrants")

            (c) The Company will not make any allocation of such Per Share Purchase Price between the Shares and the Warrants without the Purchaser's concurrence thereto in writing (the "Agreed Allocation") and shall prepare and file all Tax Returns on a basis consistent with the Agreed Allocation and shall take no position inconsistent with the Agreed Allocation in any proceeding before any taxing authority or for any other Tax purpose, unless otherwise required to do so by applicable law.

      4.    Closings.

            (a) The closings (each, a "Closing") of the sales to, and purchases by, the Purchaser of the Shares and the Warrants shall occur at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522, on the third business day after the satisfaction or waiver of all of the conditions to such Closing set forth in Section 8 hereof or at such other time and place as the Company and the Purchaser may agree (each, a "Closing Date").

            (b) On the date hereof, the Company shall deliver to the Purchaser one or more certificates evidencing the (x) Tranche A Shares and (y) Tranche A Warrants, each of which shall be in such denominations as shall be specified in writing by the Purchaser and shall be registered in the name of the Purchaser or a Permitted Transferee, against delivery to the Company of the Aggregate Purchase Price for such Tranche A Shares (the Tranche A Warrants to be issued for no additional consideration), payable by delivery of a certified or official bank check or by wire transfer of immediately available funds to an account that the Company is designating in writing to the Purchaser on the date hereof.

            (c) At each Closing, if any, constituting all or a portion of the Tranche B (the "Tranche B Closing"), which shall occur, subject to the terms and conditions contained herein, no more than five business days following delivery of an Option Notice (the "Tranche B Closing Date"), the Company shall deliver to the Purchaser one or more certificates evidencing the applicable number of (x) Tranche B Shares set forth in the applicable Option Notice and (y) Tranche B Warrants to purchase the applicable number of Warrant Shares set forth in the applicable Option Notice, each of which shall be in such denominations as shall be specified in the Option Notice by the Purchaser and shall be registered in the name of the Purchaser or a Permitted Transferee, against delivery to the Company of the Aggregate Purchase Price for such Tranche B Shares (the Tranche B Warrants to be issued for no additional consideration), payable by delivery of a certified or official bank check or by wire transfer of immediately available funds to an account that the Company


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will designate in writing to the Purchaser at least two business days prior to the applicable Tranche B Closing Date; provided, however, that in the event the number of Shares and Warrants to be issued at a Tranche B Closing would, when aggregated with all other Shares and Warrants previously issued to the Purchaser, exceed the number of Shares and Warrants permitted to be issued by the Company without stockholder approval pursuant to Nasdaq MarketPlace Rule 4350, as amended from time to time ("NASD Rule 4350"), then, first, such number of Shares and Warrants as may be issued without the Required Stockholder Approval (as defined herein) shall be issued on the Tranche B Closing Date, and, second, immediately following receipt of the Required Stockholder Approval of such issuance, such number of Shares and Warrants shall be issued such that following such Closing, the aggregate number of Shares and Warrants issued in Tranche B shall equal the aggregate number of Securities specified in all Option Notices; provided, further, that the Purchaser may elect in the Option Notice that the Tranche B Closing shall only take place, if at all, immediately following receipt of the Required Stockholder Approval; provided, further, that in the event the Purchaser makes such an election, it may at any time elect to amend its Option Notice to reduce the number of Shares and Warrants to be purchased and sold in Tranche B so at to obviate the need for the Required Stockholder Approval.

      5. Representations and Warranties by the Company. The Company represents and warrants to the Purchaser as follows:

            5.1 Organization. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware,
(b) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, (c) has its principal place of business and chief executive office at 420 Lexington Avenue, Suite 601, New York, New York 10170, and (d) has the requisite corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted. For purposes of this Agreement, "Material Adverse Effect" shall mean any material adverse effect on (i) the Securities, (ii) the ability of the Company to perform its obligations under this Agreement, the Warrants or the Registration Rights Agreement (collectively, the "Transaction Documents"), or (iii) the financial condition, properties, assets, liabilities, business or operations of the Company and its Subsidiaries, taken as a whole.

            5.2 Authorization; Enforceability. The Company has the requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party. The execution, delivery and performance by the


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Company of this Agreement and each of the other Transaction Documents to which it is a party, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company, subject to compliance with NASD Rule 4350. This Agreement has been duly and validly executed and delivered by the Company and, when executed, each other Transaction Document to which it is a party will be duly and validly executed and delivered by the Company, and, assuming due and valid execution and delivery by the Purchaser, constitute or will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and other laws of general application affecting enforcement of creditors' rights generally, rules of law governing specific performance, injunctive relief and other equitable remedies.

            5.3  Capitalization.

            (a) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share ("Preferred Stock"). As of the date hereof, without giving effect to the consummation of the transactions contemplated herein, there are outstanding 16,455,238 shares of Common Stock and 72,992 shares of Preferred Stock and the Company has no other shares of capital stock authorized, issued or outstanding.

            (b) Except as set forth on Schedule 5.3, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock, nor are any such issuances or arrangements contemplated, (ii) there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Shares and Warrants in accordance with the terms of this Agreement or the issuance of the Warrant Shares in accordance with the Warrants,
(iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof and
(iv) the Company has not reserved any shares of capital stock for issuance pursuant to any stock option plan or similar arrangement. The capitalization of the Company, including, without limitation, the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Shares and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock


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and the number of shares that have been reserved for issuance at the Tranche B
Closing or upon exercise of the Warrants is set forth on Schedule 5.3.

            5.4 Due Issuance and Authorization of Capital Stock. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable. The Securities have been duly authorized and upon issuance in accordance with the terms of this Agreement or the Warrants (as applicable), all such Securities will be duly authorized, validly issued, fully paid and nonassessable, subject to compliance with NASD Rule 4350. The sale and delivery of the Shares and the Warrants to the Purchaser pursuant to the terms hereof, and the issuance of the Warrant Shares to the Purchaser upon exercise of the Warrants, will vest in the Purchaser legal and valid title to such Securities, free and clear of any lien, claim, judgment, charge, mortgage, security interest, pledge, escrow equity or other encumbrance other than those either (i) created under applicable securities law or (ii) by the Purchaser or Permitted Transferee (collectively, "Encumbrances").

            5.5 Consents. Neither the execution, delivery or performance of this Agreement or any other Transaction Document by the Company, nor the consummation by it of the obligations and transactions contemplated hereby or thereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Securities) requires any material consent of, authorization by, exemption from, filing with or notice to any governmental authority or any other Person, other than (a) in the event that the number of Shares and Warrants to be issued at a Tranche B Closing would exceed the number of Shares and Warrants permitted to be issued without stockholder approval pursuant to NASD Rule 4350, the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Stockholders' Meeting (as defined below) and entitled to vote to approve the offering and issuance of the Shares and Warrants pursuant to NASD Rule 4350 (the "Required Stockholder Approval"), and (b) the filings under applicable securities laws required to comply with the Company's registration obligations under the Registration Rights Agreement.

            5.6 Financial Statements. The audited consolidated balance sheet of the Company as of December 31, 2002 (the "Balance Sheet"), and audited consolidated statements of income and retained earnings and cash flows of the Company for the year ended December 31, 2002 (collectively with the Balance Sheet, the "Financial Statements"), together with an unqualified opinion thereon from the Company's independent accountants, are contained in the Company's SEC Documents (as defined below). The Company has caused to be delivered to the Purchaser (to the extent not already contained in the SEC Documents) unaudited consolidated balance sheets of the Company as of March 31, 2003 and as of June 30, 2003 (the "Unaudited Balance Sheets") and unaudited consolidated statements of


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income and retained earnings and cash flows of the Company for the three months ended March 31, 2003 and the six months ended June 30, 2003 (collectively with the Unaudited Balance Sheet, the "Unaudited Financial Statements"). The Financial Statements and Unaudited Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (x) as may be otherwise indicated in such financial statements or the notes thereto, or (y) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and its consolidated results of operations and cash flows for the periods then ended (subject, in the case of Unaudited Financial Statements, to immaterial year-end audit adjustments).

            5.7 SEC Documents. Since March 31, 2001, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, the NASD Rules and the rules and regulations of the Frankfurt Stock Exchange (all of the foregoing filed prior to the date hereof and after March 31, 2001, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered or otherwise made available to the Purchaser true and complete copies of the SEC Documents, except the exhibits and schedules thereto and the documents incorporated therein. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The acting chief executive officer and the chief financial officer of the Company has signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "Certifications"). Such Certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn, and neither the Company nor any of it officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such Certifications. Since the adoption of the Sarbanes-Oxley Act, the Company has complied in all material respects with the laws, rules and regulations thereunder. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto.

            5.8 No Conflicts. The execution, delivery and performance of this Agreement and each other Transaction Document, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Securities) will not (a) result in a violation of the certificate of incorporation or by-laws of the Company, (b) except as set forth on Schedule 5.8, materially conflict with or result in the material breach of the terms, conditions or provisions of or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which the Company or any of its Subsidiaries is a party, (c) result in a material violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (d) result in the creation of any material Encumbrance upon any of their assets. The Company is not in violation of its certificate of incorporation or by-laws, and the Company is not in default (and no event has occurred which, with notice or lapse of time or both, would cause the Company or any of its Subsidiaries to be in material default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party.

            5.9  Intellectual Property.
                 ----------------------

            (a) The Company and each of its Subsidiaries owns, is licensed to use, or otherwise possesses the right to use the Intellectual Property currently used or planned for use in the conduct of the Company's and each of its Subsidiaries' business (the "Company Intellectual Property"), free and clear of all Encumbrances.

            (b) Schedule 5.9(b) sets forth a list of (i) all registrations and applications for copyrights, patents, and Trademarks owned or controlled by the Company and each of its Subsidiaries; (ii) material unregistered Trademarks currently used or planned for use in the conduct of the Company's and each of its Subsidiaries' business; (iii) Software (other than readily available commercial software programs having an acquisition price of less than $5,000) currently used or planned for use in the conduct of the Company's and each of its Subsidiaries' business.

            (c) Except as set forth on Schedule 5.9(c), the Company or a Subsidiary is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each registration and application for copyright, patent, and Trademark specified as owned by the Company or a Subsidiary, and such registrations and applications have been duly maintained, are subsisting, in full force and effect, have not been cancelled, expired or abandoned, and to the Knowledge of the Company and the Knowledge of the Company's Subsidiaries, valid and enforceable. When representations or warranties in this Agreement are qualified to the "Knowledge of the Company" or to the "Knowledge of the Company's Subsidiaries," they are given by the Company or each of its Subsidiaries, as the case may be, only to the extent of the actual knowledge of the Company or its Subsidiaries, respectively, without any obligation of inquiry and shall be deemed to be qualified in all respects by such facts as Thomas N. Konatich, Dennis E. Hruby or Susan K. Burgess know as a result of their participation in the business of the Company or its Subsidiaries, respectively, prior to the date such representations or warranties are made.

            (d) Except as set forth on Schedule 5.9(d), neither the Company nor any of its Subsidiaries has received written notice from any third party regarding any actual or potential infringement, misappropriation, dilution, or other violation by the Company or any of its Subsidiaries of any Intellectual Property of such third party, and to the Knowledge of the Company and the Knowledge of the Company's Subsidiaries, there is no reasonable basis for such a claim against the Company or any of its Subsidiaries.

            (e) Except as set forth on Schedule 5.9(e), there are no oppositions, cancellations, invalidity proceedings, re-examination proceedings, suits, arbitrations, or threatened claims pending or for which notice has been provided or, to the Knowledge of the Company, threatened, challenging the Company's or any of its Subsidiaries' ownership of, right to use, or the validity or enforceability of any Company Intellectual Property.

            (f) Except as set forth on Schedule 5.9(f), there are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations which (i) restrict the Company's or any of its Subsidiaries' right to use any Company Intellectual Property, (ii) restrict the Company's or any of its Subsidiaries' businesses in order to accommodate a third party's intellectual property rights or (iii) permit third parties to use any Intellectual Property owned or controlled by the Company or any of its Subsidiaries.

            (g) the Knowledge of the Company, no third party is infringing, misappropriating, diluting or otherwise violating any Company Intellectual Property.

            (h) Except as set forth on Schedule 5.9(h), the consummation of the transactions contemplated by this Agreement will not result in the loss or impairment by the Company or any of its Subsidiaries of any rights to Company Intellectual Property, nor will such consummation require the consent of or payment to any third party in respect of any Company Intellectual Property.

            (i) The Company and each of its Subsidiaries take reasonable and prudent measures to protect the confidentiality of Trade Secrets, including requiring their employees, contractors and agents and other parties having access thereto to execute written non-disclosure agreements. No Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a written non-disclosure agreement that adequately protects the Company's and the applicable Subsidiary's proprietary rights in and to such Trade Secrets. To the Knowledge of the Company and the Knowledge of each of its Subsidiaries, no party to any non-disclosure agreement relating to its Trade Secrets is in breach or default thereof.

            (j) All Intellectual Property owned by the Company or a Subsidiary was either developed by employees of the Company or a Subsidiary within the scope of their employment, or by independent contractors who have properly assigned all of their rights to the Company or a Subsidiary pursuant to written agreements. To the Knowledge of the Company, no current or former stockholder, partner, director, officer, employee, contractor, agent, or consultant of the Company or a Subsidiary will, after giving effect to the transactions contemplated herein, own any of the Intellectual Property the Company or any of its Subsidiaries purports to own.

            (k) All Trademarks owned or controlled by the Company or any of its Subsidiaries have been in continuous use by the Company or its Subsidiaries, and the Trademarks listed in Schedule 5.9(k) for which the Company or any of its Subsidiaries has obtained or applied for a registration have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates. To the Knowledge of the Company, there has been no prior use of such Trademarks by any third party which would confer upon said third party superior rights in such Trademarks. The Company and its Subsidiaries have adequately policed the material Trademarks owned or controlled by the Company or any of its Subsidiaries against third party infringement so as to maintain the validity of such Trademarks.

            5.10 Material Contracts. Each material contract of the Company and its Subsidiaries is listed on Schedule 5.10 hereof. Each such contract is the legal, valid and binding obligation of the Company, enforceable against the Company and/or such Subsidiary, as the case may be, in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and other laws of general application affecting enforcement of creditors' rights generally, rules of law governing specific performance, injunctive relief and other equitable remedies. There has not occurred any breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any Person, or any combination thereof, would constitute a material breach, violation or default by the Company or a Subsidiary, as the case may be, under any such contract or, to the Knowledge of the Company, by any other Person to any such contract. Neither the Company nor any of its Subsidiaries has been notified that any party to any material contract intends to cancel, terminate, not renew or exercise an option under any material contract, whether in connection with the transactions contemplated hereby or otherwise. The Company is not materially restricted by agreement from carrying on its business anywhere in the world.

            5.11 Right of First Refusal; Voting and Registration Rights. Other than as provided for herein, no party has any right of first refusal, preemptive right, right of first offer, right of co-sale or other similar right regarding the Company's securities. There are no provisions of the certificate of incorporation or the by-laws of the Company or any of its Subsidiaries, no agreements to which the Company or any of its Subsidiaries is a party and no agreements by which the Company, any of its Subsidiaries or the Securities are bound, which (a) may affect or restrict the voting rights of the Purchaser with respect to the Shares or the Warrant Shares in its capacity as a stockholder of the Company, (b) restrict the ability of the Purchaser, or any successor thereto or assignee or transferee thereof, to transfer the Securities, (c) require the vote of more than a majority of the Company's issued and outstanding Common Stock, voting together as a single class, to take or prevent any corporate action, other than those matters requiring a class vote under Delaware law, or
(d) entitle any party to nominate or elect any director of the Company or require any of the Company's stockholders to vote for any such nominee or other Person as a director of the Company in each case, except as provided for in or contemplated by this Agreement. Except as disclosed on Schedule 5.11 or pursuant to the Registration Rights Agreement, the Company is not under any obligation, contractual or otherwise, to register for sale any of its securities under the Securities Act.

            5.12 Form S-3 Eligibility. The Company is currently eligible under the eligibility requirements of General Instruction I to Registration Statement on Form S-3 to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. To the Knowledge of the Company, there exist no facts or circumstances that would reasonably be likely to prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Shares or the Warrant Shares in accordance with the terms of this Agreement and the Registration Rights Agreement.

            5.13 No Integrated Offering. Neither the Company, nor any of its Affiliates or any other Person acting on the Company's behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Securities nor have any of such Persons made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, NASD Rule 4350(i) or any similar rule.

            5.14 Absence of Certain Developments. Since December 31, 2002, neither the Company nor its Subsidiaries have suffered any change or development which has had or could reasonably be likely to have a Material Adverse Effect. Other than the Company's acquisition of certain assets of Plexus Vaccines Inc. and the transactions consummated and business conducted in connection therewith, since December 31, 2002, the Company and its Subsidiaries have conducted their business in the ordinary and usual course consistent with past practices.

            5.15 Undisclosed Liabilities. Except as disclosed on Schedule 5.15 or in the SEC Documents, the Company does not have any liabilities (absolute, accrued, contingent or otherwise) that are, in the aggregate, material to its business, operations or financial condition, except liabilities incurred since the date of the Unaudited Financial Statements in the ordinary course of business and consistent with past practice or liabilities not required under GAAP to be reflected in the Financial Statement or the Unaudited Financial Statements.

            5.16 Litigation. Except as set forth on Schedule 5.16, there is no claim, action, proceeding, lawsuit, inquiry, arbitration or investigation before or by any court, public board, arbitrator, governmental body, agency or official, self-regulatory organization or body including, without limitation, the SEC or the National Association of Securities Dealers, pending or, to the Knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries, or their respective properties or their respective directors or officers in their capacities as such which would, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

            5.17 Compliance with Laws. Neither the Company nor any of its Subsidiaries has received notification from any Governmental Entity (a) asserting a material violation of any law, statute, ordinance or regulation or the terms of any judgment, order, decree, injunction or writ applicable to the conduct of its business, (b) threatening to revoke any material license, franchise, permit or government authorization, or (c) restricting or in any way limiting its operations as currently conducted.

            5.18  Taxes.
                  ------

            (a) Filing of Tax Returns and Payment of Taxes. The Company and each of its Subsidiaries has duly and timely filed (or has had duly and timely filed on its behalf) with the appropriate taxing authorities all Tax Returns required to be filed through the date hereof, and all such Tax Returns are true, correct and complete in all material respects. The Company and each of its Subsidiaries has paid on a timely basis all material Taxes due and payable. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return, and no written claim has been made by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

            (b) Audits, Investigations, Disputes or Claims. No deficiencies for Taxes of the Company or any of its Subsidiaries have been claimed, proposed or assessed in writing against the Company or any of its Subsidiaries by any taxing or other governmental authority that have not been fully paid or finally settled, and an adequate reserve in accordance with GAAP has been established in the books of the Company and its Subsidiaries with respect to any unpaid Taxes. There are no audits, investigations, disputes or claims relating to the Taxes or Tax Returns of the Company or any of its Subsidiaries currently being conducted. Neither the Company nor any of its Subsidiaries has executed a waiver with respect to any statute of limitations relating to the assessment or collection of any Taxes.

            (c) Prior Affiliated Groups and Other Entity Liability. Neither the Company nor any of its Subsidiaries has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or of any group that has filed a combined, consolidated or unitary Tax Return (other than Tax Returns filed by a group the common parent of which was the Company). Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

            (d) Tax Sharing Agreements. Neither the Company nor any of its Subsidiaries is a party to any Tax sharing agreements or similar arrangements (including indemnity arrangements).

            (e) No Withholding. The Company and each of its Subsidiaries has, in all material respects, withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party and has filed all material Tax Returns required to be filed with respect thereto.

            5.19  Employee and Benefit Plans.
                  ---------------------------

            (a) Schedule 5.19(a) lists each deferred compensation, incentive compensation or equity compensation plan; "pension" plan, fund or program (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); employment, termination or severance agreement; and each other material employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company, any of its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company or any of its Subsidiaries would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which the Company, any of its Subsidiaries or an ERISA Affiliate would reasonably be expected to have any liability, for the benefit of any current or former employee or director of the Company or any of its Subsidiaries (the "Benefit Plans"). No Benefit Plan has terms requiring assumption or any guarantee by the Purchaser.

            (b) Each Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and the trust maintained thereunder is exempt from taxation under Section 501(a) of the Code and no event has occurred that could reasonably be expected to cause a loss of such qualification.

            (c) Each Benefit Plan has been operated and administered in all material respects in accordance with the terms of such Benefit Plan and with applicable laws, including but not limited to ERISA and the Code.

            (d) No Benefit Plan is subject to Title IV or Section 302 of ERISA and, in the last six years immediately preceding each Closing Date, none of the Company, any of its subsidiaries nor any ERISA Affiliates has sponsored, maintained or contributed to any employee benefit plan which was subject to Title IV of ERISA.

            (e) There are no pending, threatened or anticipated material claims by or on behalf of any Benefit Plan, by any employee or beneficiary covered under any such Benefit Plan, or otherwise involving any such Benefit Plan (other than routine claims for benefits).

            (f) Except as set forth in Schedule 5.19(f), the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event, (i) entitle any current or former employee, officer, director or consultant of the Company, any of its Subsidiaries or any ERISA Affiliate to severance pay, unemployment compensation or any other similar termination payment, or (ii) accelerate the time of payment or vesting, or increase the amount of, or otherwise enhance, any benefit due to any such employee, officer, director or consultant. No amounts payable under any of the Benefit Plans or any other contract, agreement or arrangement with respect to which the Company or any of its Subsidiaries may have any liability could reasonably be expected to fail to be deductible for federal income tax purposes by virtue of Section 162(m) or
Section 280G of the Code.

            (g) Except as set forth in Schedule 5.19(g), no "leased employee" (within the meaning of Section 414(n) of the Code) performs services for the Company or any of its Subsidiaries.

            (h) The Company has not used the services provided by professional employer organizations, the services or workers provided by contract labor suppliers, temporary employees, "leased employees," or individuals who have provided services as independent contractors in such a way that could reasonably be expected to result in a material liability to the Company by (A) entitling any individual to participate in or receive benefits under any Benefit Plan in which such individual does not currently participate, (B) resulting in the disqualification of any of any Benefit Plan or the imposition of penalties or excise taxes with respect to the any Benefit Plan by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation or
(C) causing the Company to be liable for any employee benefit plan (within the meaning of Section 3(3) of ERISA) sponsored, maintained or contributed to by any professional employer organization or contract labor supplier.

            (i) The Company and its Subsidiaries are in material compliance with all applicable U.S. federal, state and local and foreign laws, rules and regulations respecting employment and employment practices, labor, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law. Neither the Company nor any of its Subsidiaries is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, commitment or arrangement, collective bargaining or similar agreement with any labor union, and, to the Knowledge of the Company, no labor union has requested or has sought to represent any of the employees, representatives or agents of the Company or any of its Subsidiaries and to the Knowledge of the Company and the Knowledge of the Company's Subsidiaries, there is no current union organizing activities among such employees, representatives or agents. There is no labor strike, dispute, slowdown, stoppage actually pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries.

            5.20 Brokers. Other than Sutter Securities Incorporated, which served as financial advisor to the Company, there is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

            5.21 Related-Party Transactions. Except as set forth on Schedule 5.21, no employee, officer, director, stockholder or Affiliate of the Company or any of its Subsidiaries or member of his or her immediate family is currently indebted to the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of such individuals. Except as set forth on Schedule 5.21, none of such Persons has any direct or indirect ownership interest in any firm or corporation which is an Affiliate of the Company or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in an amount not to exceed 1% of the outstanding capital stock of publicly traded companies that may compete with the Company or with which the Company may have a business relationship. Except as set forth on Schedule 5.21, no employee, director, officer or stockholder of the Company and no member of the immediate family of any employee, officer, director or stockholder of the Company is directly or indirectly interested in any material contract with the Company.

            5.22 Regulatory Compliance. As to each of the product candidates of the Company currently under research and/or development by the Company, subject to the jurisdiction of the United States Food and Drug Administration ("FDA") under the Federal Food, Drug and Cosmetic Act and the regulations thereunder ("FDCA") (each such product, a "Life Science Product"), such Life Science Product is being researched and developed in compliance in all material respects with all applicable requirements under the FDCA and similar laws and regulations applicable to such Life Science Product, including those relating to investigational use, premarket approval, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security. The Company has not received any notice or other communication from the FDA or any other Governmental Entity (i) contesting the premarket approval of, the uses of or the labeling and promotion of any Life Science Product or (ii) otherwise alleging any violation by the Company of any law, regulation or other legal provision applicable to a Life Science Product. The Company has not, and to the Knowledge of the Company no officer, employee or agent of the Company has knowingly made an untrue statement of a material fact or fraudulent statement to the FDA or other federal, state or foreign Governmental Entity performing similar functions, or knowingly failed to disclose a material fact required to be disclosed to the FDA or such other federal, state or foreign Governmental Entity.

      6. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

            6.1 Organization. The Purchaser (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be likely to have a material adverse effect on (i) the ability of the Purchaser to perform its obligations under the Transaction Documents or (ii) the financial condition, properties, assets, liabilities, business or operations of the Purchaser, (c) has its principal place of business and chief executive office at 35 East 62nd Street, New York, New York 10021, and (d) has the requisite corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted.

            6.2 Authorization; Enforceability. The Purchaser has the requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party. The execution, delivery and performance by the Purchaser of this Agreement and each of the other Transaction Documents to which it is a party, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser and, when executed, each other Transaction Document to which it is a party will be duly and validly executed and delivered by the Purchaser, and, assuming due and valid execution and delivery by the Company, constitute or will constitute the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and other laws of general application affecting enforcement of creditors' rights generally, rules of law governing specific performance, injunctive relief and other equitable remedies.

            6.3 No Conflicts. The execution, delivery and performance of this Agreement and each other Transaction Document, and the consummation of the transactions contemplated hereby and thereby will not (a) result in a violation of the certificate of incorporation or by-laws of the Purchaser, (b) materially conflict with or result in the material breach of the terms, conditions or provisions of or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which the Purchaser or any of its

Subsidiaries is a party, (c) result in a material violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to the Purchaser or any of its Subsidiaries or by which any property or asset of the Purchaser or any of its Subsidiaries is bound or affected, or (d) result in the creation of any material lien, claim, judgment, charge, mortgage, security interest, pledge, escrow equity or other encumbrance upon any of their assets. The Purchaser is not in violation of its certificate of incorporation or by-laws, and the Purchaser is not in default (and no event has occurred which, with notice or lapse of time or both, would cause the Purchaser or any of its Subsidiaries to be in material default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Purchaser or any of its Subsidiaries is a party.

            6.4 Investment Representations and Warranties. The Purchaser understands that the Securities have not been, and will not upon issuance be, registered under the Securities Act, and that the certificates evidencing the Securities shall bear a legend to that effect, unless prior to issuance, the Securities shall have been so registered.

            6.5 Acquisition for Own Account. The Purchaser is acquiring the Securities for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act.

            6.6 Ability to Protect Its Own Interests and Bear Economic Risks; Understanding of Use of Proceeds. By reason of the business and financial experience of its management, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement. The Purchaser is able to bear the economic risk of an investment in the Securities, and has an adequate income independent of any income produced from an investment in the Securities and has sufficient net worth to sustain a loss of all of its investment in the Securities without economic hardship if such a loss should occur. The Purchaser understands in all material respects the purposes for which the proceeds to the Company from the sale of the Shares and the Warrants will be used, as such purposes are set forth in Section 7.8 hereof.

            6.7 A ccredited Investor. The Purchaser is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.

            6.8 Access to Information. The Purchaser has been furnished with the materials relating to the Company's business, operations, financial condition, assets, liabilities and other matters relevant to the Purchaser's investment in the Securities, which have been requested by the Purchaser. The Purchaser has had adequate opportunity to ask questions of, and receive answers from, the Company's officers, employees, agents, accountants, and representatives concerning the Company's business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in the Securities.

            6.9 Brokers. There is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of the Purchaser who is entitled to any fee or commission in connection with the execution of this Agreement.

      7. Covenants of the Company. The Company (and each of its Subsidiaries unless the context otherwise requires) hereby covenants as follows:

            7.1 Conduct in the Ordinary Course. From the date of this Agreement until the final Tranche B Closing or the termination of this Agreement in accordance with its terms, except to the extent expressly permitted by this Agreement or otherwise consented to by an instrument in writing signed by the Purchaser, the Company shall (i) keep the Company's business, as it is currently being conducted, and organization intact and shall not take or permit to be taken or do or suffer to be done anything other than in the ordinary course of its business as the same is currently being conducted, (ii) use its reasonable best efforts to keep available the services of its directors, officers, employees, independent contractors and agents and retain and maintain good relationships with its clients and maintain its facilities in good condition and
(iii) maintain the goodwill and reputation associated with its business, as it is currently being conducted.

            7.2 Filing of Proxy Statement. In the event that the number of Shares and Warrants required to be issued at a Tranche B Closing would exceed the number of Shares and Warrants permitted to be issued without stockholder approval pursuant to NASD Rule 4350, the Company shall prepare and file with the SEC within 45 days of the delivery of the Option Notice which triggers the need for the Required Stockholder Approval a proxy statement meeting the requirements of Section 14 of the Exchange Act (the "Proxy Statement") to solicit the Required Stockholder Approval. Before filing such Proxy Statement or any amendments or supplements thereto, the Company shall furnish to the Purchaser copies of all such documents proposed to be filed, including documents incorporated by reference in the Proxy Statement, and, if requested by the Purchaser, the exhibits incorporated by reference, and the Purchaser shall have the reasonable opportunity to review and comment on such documents, and the Company will incorporate into such documents the comments reasonably requested by the Purchaser. The Company shall use its commercially reasonable efforts to cause the Proxy Statement to be cleared by the SEC as promptly as reasonably practicable after such filing, and shall promptly mail the Proxy Statement to the stockholders of the Company. The

Company shall keep the Purchaser apprised of the status of matters relating to the Proxy Statement and the Stockholders' Meeting. The Company shall notify the Purchaser promptly upon the receipt of any notices, comments or other communications from the SEC or its staff, in connection with the filing of, or amendments or supplements to, the Proxy Statement, or upon the receipt of any communications with respect to the Proxy Statement, the Stockholders' Meeting or the transactions contemplated hereby from the SEC, The Nasdaq SmallCap Market or the Frankfurt Stock Exchange or their staff. The Company shall provide the Purchaser (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing such with the SEC, and will provide the Purchaser with a copy of all such filings made with the SEC.

            7.3 Stockholders' Meeting. In the event that the number of Shares and Warrants required to be issued at a Tranche B Closing would exceed the number of Shares and Warrants permitted to be issued without stockholder approval pursuant to NASD Rule 4350, the Company shall, in accordance with the laws of the State of Delaware, its certificate of incorporation and its by-laws, use its commercially reasonable efforts to convene a meeting of holders of the Common Stock (the "Stockholders' Meeting") within 45 days (or such other time period that is mutually agreed to by the Company and the Purchaser) after the date of the Proxy Statement, at which the Company will seek the Required Stockholder Approval. The Board of Directors shall recommend such approval by the stockholders of the Company (the "Company Recommendation") and shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to the Purchaser, or take any action or make any statement in connection with the Stockholders' Meeting inconsistent with, such recommendation (collectively, a "Company Recommendation Change"). Notwithstanding any Company Recommendation Change, the Company shall cause the Stockholders' Meeting to be convened and a vote to be taken.

            7.4 Exchange Listing. The Company shall use its commercially reasonable efforts to cause the Shares and the Warrant Shares to be approved for quotation on The Nasdaq SmallCap Market and the Frankfurt Stock Exchange as promptly as practicable following the Tranche A Closing.

            7.5  Information Rights.
                 -------------------

            (a) Access to Records. The Company shall afford to the Purchaser, the Affiliates of the Purchaser and each of their respective officers, employees, advisors, counsel and other authorized representatives, during normal business hours, reasonable access, upon reasonable advance notice, to all of the books, records and properties of the Company and its Subsidiaries and all officers and employees of the Company and such Subsidiaries, for so long as the Purchaser beneficially owns a number of Securities amounting to 25% of the Securities purchased pursuant to this Agreement (50% of such Securities if no Tranche B Closing occurs); provided, however, that any and all information provided to the Purchaser pursuant to the terms of this Agreement shall be governed by the terms of the letter agreement dated June 16, 2003 between the Company and the Purchaser, as amended hereby (the "Confidentiality Letter Agreement"), and, in furtherance thereof, the definition of the term "Evaluation Material" (as used and defined in the Confidentiality Letter Agreement) is hereby amended to include not only information relating to the Company and its businesses, operations, assets and financial condition provided to the Purchaser in connection with the Purchaser's desire to explore a possible investment in the Company, but also any and all information provided to the Purchaser pursuant to the terms of this Agreement; provided, further, that information of the type described in the second sentence of the third paragraph of the Confidentiality Letter Agreement shall not be "Evaluation Material." Notwithstanding the foregoing, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all Persons, without limitation of any kind, the Tax treatment and any facts that may be relevant to understanding the Tax structure of the transactions contemplated hereby, provided, however, that neither party (nor any employee, representative or other agent thereof) may disclose any other information that is not relevant to understanding the Tax treatment and Tax structure of the transactions (including the identity of any party, any information that could lead another to determine the identity of any party and any non-public business, financial or other information or term), or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

            (b) Financial Reports. The Company shall furnish to the Purchaser, for so long as the Purchaser beneficially owns a number of Securities amounting to 25% of the Securities purchased pursuant to this Agreement (50% of such Securities if no Tranche B Closing occurs):

                               (i) Monthly Reports. As soon as available, but not later than 15 days after the end of each fiscal month beginning with the report for the month of August 2003, a consolidated balance sheet of the Company as of the end of such period and consolidated statements of income of the Company for such period and for the period commencing at the end of the previous fiscal year and ending with the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the budget or business plan and an analysis of the variances from the budget or plan, all prepared in accordance with GAAP (except for the absence of footnotes, and quarter-end and year-end adjustments).

                               (ii) Quarterly and Annual Reports. On the day after filed with the SEC, copies of the Company's annual, quarterly and other reports filed with the SEC pursuant to Section 13 or
            Section 15(d) of the Exchange Act.

            (c) Notice of Litigation, Disputes and Adverse Changes; Other Information. The Company shall promptly notify the Purchaser of each legal action, suit, arbitration or other administrative or governmental investigation or proceeding (whether federal, state, local or foreign) instituted or, to the Knowledge of the Company, threatened against the Company (or of any occurrence or dispute which involves a reasonable likelihood of any such action, suit, arbitration, investigation or proceeding being instituted).

            (d) Other Information. The Company shall promptly provide the Purchaser with such other information relating to the Company as reasonably requested by the Purchaser.

            7.6 Auditors. The Company shall have as its auditors an accounting firm of national reputation. The parties hereto acknowledge and agree that, for purposes of this Section 7.6, PricewaterhouseCoopers LLP is an accounting firm of national reputation.

            7.7 Composition of Board of Directors; Indemnification; Directors and Officers Insurance Policy.

            (a) At such time as the Purchaser shall have invested an aggregate of $5,000,000 or more in Securities, the Company shall use its reasonable best efforts to appoint to its Board of Directors two individuals designated by the Purchaser (the "M & F Representatives"). Prior to such time, the Company shall enter into indemnification agreements with each of the M & F Representatives on terms no less favorable to the M & F Representatives than the terms of the indemnification agreements of the existing members of the Board of Directors.

            (b) The Company shall reimburse all directors of the Company for their reasonable out-of-pocket expenses in connection with attending meetings of the Company's Board of Directors and all committees thereof and all reasonable out-of-pocket expenses otherwise incurred in fulfilling their duties as directors. Unless otherwise required under applicable law, the Company's certificate of incorporation shall at all times contain provisions for directors' liability and indemnification as set forth in Articles Seventh and Eighth of the Company's certificate of incorporation, as currently in effect, which provisions are set forth on Schedule 7.7.

            (c) The Company shall maintain in full force and effect a policy or policies of insurance, including, without limitation, a directors and officers liability insurance policy, issued by insurers of recognized responsibility, insuring it, its directors and officers, its properties and its business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or a similar business.

            (d) The Company shall amend its by-laws to allow for the appointment of the M & F Representatives, subject to the terms and conditions set forth in paragraph (a) of this Section 7.7.

            7.8 Use of Proceeds. The Company shall use the proceeds to the Company from the sale of the Shares and the Warrants to fund research and development, to pursue growth opportunities, for the payment of expenses related to the transactions contemplated hereby and for general corporate purposes.

            7.9 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued Common Stock the number of shares required for the issuances of all of the Shares issuable pursuant to this Agreement and the exercise of the Warrants.

            7.10 Employee Waiver Letters. Within 30 days of the date hereof the Company shall cause the executives and employees named on Schedule 7.10(a) hereto to execute waiver letters with the Company substantially in the form as set forth in Schedule 7.10(b) hereto.

            7.11 Filings. The Company shall promptly provide to the Purchaser (or its counsel) copies of all filings made by the Company or any Affiliate with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

            7.12 Notification of Certain Matters. From the date hereof until the earlier to occur of (i) if the Purchaser does not provide a timely Option Notice, the expiration of the Purchaser's option to purchase Securities in Tranche B and (ii) if the Purchaser does provide a timely Option Notice, the sale and purchase of all of the Tranche B Shares, upon the terms and subject to the conditions contained herein (the "Notification Period"), the Company shall promptly notify the Purchaser of the occurrence or non-occurrence of any fact or event which has caused or could reasonably likely cause (x) any representation or warranty made by it in this Agreement or the other Transaction Documents to be untrue or inaccurate in any material respect at any time or (y) any covenant, condition or agreement under this Agreement or the other Transaction Documents not to be complied with or satisfied by it in any material respect; provided, however, that no such notification shall modify the representations or warranties of the Company or the conditions to the obligations of the Purchaser hereunder. During the Notification Period, the Company shall promptly notify the Purchaser of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

      8.    Conditions to the Parties' Obligations.
            ---------------------------------------

            8.1 Conditions to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated hereunder are subject to the fulfillment prior to or on each Closing Date of all of the following conditions, which may be waived in whole or in part by the Purchaser to the extent permitted by law:

            (a) No Litigation. There shall not have been instituted any litigation challenging or seeking damages in connection with the transactions contemplated by this Agreement.

            (b) No Statute, Etc. No statute, rule, regulation, executive or other order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restrains, enjoins or restricts the transactions contemplated by the Transaction Documents.

            (c) Required Stockholder Approval. If required by NASD Rule 4350, the Company shall have obtained the Required Stockholder Approval.

            8.2 Conditions to the Purchaser's Obligations. The obligations of the Purchaser to consummate the transactions contemplated hereunder are subject to the fulfillment prior to or on each Closing Date of all of the following conditions, which may be waived in whole or in part by the Purchaser to the extent permitted by law:

            (a) Covenants; Representations and Warranties. (i) The Company shall have performed in all material respects each of its obligations hereunder required to be performed by it at or prior to each Closing Date, and shall have obtained all consents and approvals required for the consummation of the transactions contemplated hereby, and (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true and correct (without giving effect to any limitation as to "materiality" set forth therein) at and as of such Closing Date as if made at and as of each Closing Date, except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect.

            (b) Laws; Injunctions. No statute, rule, regulation, executive or other order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity that would, or would reasonably be likely to, have a Material Adverse Effect.

            (c) Certificate of Officer. The Company shall have delivered to the Purchaser a certificate dated the date of such Closing Date, executed by its acting chief executive officer, certifying the satisfaction of the conditions specified in paragraphs (a) and (b) of this Section 8.2.

            (d) Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement and each other Transaction Document, including, without limitation, the offer and sale of the Securities, subject to compliance with NASD Rule 4350.

            (e) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement and the Company shall not be in default thereunder.

            (f) Warrants. The Company shall have executed and delivered the Warrants to be issued at such Closing in the form attached hereto as Exhibit A.

            (g) Supporting Documents. At the Tranche A Closing, the Purchaser shall have received the following:

                               (i) An opinion from Kramer, Levin, Naftalis & Frankel LLP, counsel to the Company, dated the date of such Closing Date, in the form attached hereto as Exhibit C;

                               (ii)  Copies of resolutions of the Board of
            Directors of the Company, certified by the Secretary or other authorized officer of the Company, authorizing and approving the execution, delivery and performance of the Transaction Documents, the transactions contemplated thereby and thereby and all other documents and instruments to be delivered pursuant hereto and thereto; and

                               (iii) Such additional supporting documentation and other information with respect to the transactions contemplated by this Agreement as the Purchaser may reasonably request.

            (h) Consents and Waivers. The Company shall have obtained all consents or waivers necessary to execute and perform its obligations under this Agreement and the other Transaction Documents, to issue the Shares, the Warrants and the Warrant Shares, and to carry out the transactions contemplated hereby and thereby. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the other Transaction Documents, the Shares, the Warrants and the Warrant Shares, and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken.

            (i) No Material Adverse Effect. There shall have been no Material Adverse Effect from and after the date of this Agreement.

            (j) Waiver of Existing Registration Rights. In connection with the filing of any registration statement on behalf of the Purchasers, the existing holders of the Company's securities shall have waived any applicable registration rights held by them which would otherwise grant them the right to register such securities on a registration statement filed pursuant to the Registration Rights Agreement.

            8.3 Conditions to the Company's Obligations. The obligations of the Company to consummate the transactions contemplated hereunder are subject to the fulfillment prior to or on each Closing Date of all of the following conditions, which may be waived in whole or in part by the Company to the extent permitted by law:

            (a) Covenants; Representations and Warranties. (i) The Purchaser shall have performed in all material respects each of its obligations hereunder required to be performed by it at or prior to each Closing Date, and shall have obtained all consents and approvals required for the consummation of the transactions contemplated hereby, and (ii) the representations and warranties of the Purchaser contained in this Agreement and in any certificate or other writing delivered by the Purchaser pursuant hereto shall be true and correct (without giving effect to any limitation as to "materiality" set forth therein) at and as of such Closing Date as if made at and as of each Closing Date, except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" set forth therein) would not, individually or in the aggregate, have a material adverse effect on
(i) the ability of the Purchaser to perform its obligations under the Transaction Documents or (ii) the financial condition, properties, assets, liabilities, business or operations of the Purchaser.

            (b) Certificate of Officer. The Purchaser shall have delivered to the Company a certificate dated as of the date of such Closing Date, executed by an authorized officer of the Purchaser, certifying the satisfaction of the conditions specified in paragraph (a) of this Section 8.3.

            (c) Registration Rights Agreement. The Purchaser shall have executed and delivered the Registration Rights Agreement and the Purchaser shall not be in default thereunder.

      9. Restrictive Legend. The Purchaser acknowledges that each certificate evidencing the Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, unless prior to exercise of the Warrants, the Common Stock issuable upon conversion or exercise thereof shall have been registered under the Securities Act:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT."

      10.   Miscellaneous.

            10.1 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or transmitted by facsimile transmission (with immediate telephonic confirmation thereafter),

            (a)    If to the Purchaser:

                              MacAndrews & Forbes Holdings Inc.
                              35 East 62nd Street
                              New York, New York 10021
                              Attention:    Barry F. Schwartz, Esq.
                              Facsimile No.:(212) 572-8435

                   with a copy to (which shall not constitute notice):

                              Skadden, Arps, Slate, Meagher & Flom LLP
                              Four Times Square
                              New York, New York 10036-6522
                              Attention:  Franklin M. Gittes, Esq. and

                                              Alan C. Myers, Esq.
                              Facsimile No.: (212) 735-2000

            (b)    If to the Company:

                              SIGA Technologies, Inc.
                              420 Lexington Avenue, Suite 601
                              New York, New York 10170
                              Attention:     Thomas N. Konatich
                              Facsimile No.:(212) 697-3130

                   with a copy to (which shall not constitute notice):

                              Kramer, Levin, Naftalis & Frankel LLP
                              919 Third Avenue
                              New York, New York 10022
                              Attention:     James A. Grayer, Esq.
                              Facsimile No.:(212) 715-8000

or at such other address as the Company or the Purchaser may specify by written notice to the other, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

            10.2 Termination of Agreement. This Agreement may be terminated as follows:

            (a)  by mutual written consent of the Purchaser and the Company;

            (b) by the Purchaser or the Company, if the Purchaser fails to deliver an Option Notice within 60 days from the date hereof;

            (c) by the Purchaser, if the Purchaser timely delivers the Option Notice and all Tranche B Closings thereunder have not occurred (i) within five business days of the delivery of such Option Notice, in the event stockholder approval of the issuance of Securities thereunder is not required, or (ii) within 50 days of the mailing to the Company's stockholders of the Proxy Statement, in the event stockholder approval of the issuance of Securities thereunder is required;

            (d) by the Purchaser or the Company, if the stockholders of the Company fail to give the Required Stockholder Approval at the Stockholders' Meeting and if the Purchaser has not exercised its rights pursuant to the final proviso to Section 4(c) hereof within 10 business days thereafter;

            (e) by the Purchaser, if the Company has breached any representation, warranty, covenant or agreement contained in this Agreement such that the condition set forth in Section 8.2(a) hereof is not capable of being fulfilled; provided, that if such breach is capable of being cured, the Company has not cured such breach within 20 business days after notice by the Purchaser to the Company thereof;

            (f) by the Company, if the Purchaser has breached any material representation, warranty, covenant or agreement contained in this Agreement such that the condition set forth in Section 8.3(a) hereof is not capable of being fulfilled; provided, that if such breach is capable of being cured, the Purchaser has not cured such breach within 20 business days after notice by the Company to the Purchaser thereof; or

            (g) by the Purchaser or the Company, if all Tranche B Closings have not occurred by January 31, 2004.

            10.3 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.2, this Agreement shall forthwith become void and have no effect, without any liability on the part of either party hereto other than the provisions of this Section 10.3 and Sections
7.4 through 7.12; provided, however, that such termination and abandonment shall not result in the prior sale of any Securities hereunder being rescinded; provided, further, that a party that has committed fraud or willfully breached its representations, warranties, covenants or agreements shall be liable for such fraud or breach.

            10.4 Survival of Representations, Warranties and Covenants. All representations and warranties made in, pursuant to or in connection with this Agreement shall survive each Closing for 18 months, notwithstanding any investigation at any time made by or on behalf of the Purchaser, and the sale and purchase of the Shares and the Warrants and payment therefor. All covenants shall survive a Closing in accordance with their terms.

            10.5 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. The Purchaser's rights under this Agreement may be assigned, in whole or in part, to any Permitted Transferee, and any Permitted Transferee shall be deemed to be a Purchaser for all purposes hereunder; provided, that, no such assignment shall be effective or confer any right on any such assignee unless, prior to such assignment, the assignee agrees in writing, in form and substance reasonably satisfactory to the Company, that such assignee will be bound by all provisions binding on the Purchaser hereunder; provided, further, that any beneficiary of a pledge described in clause (iv) below shall not be required to agree in writing to be bound by the terms hereof. A "Permitted Transferee" is (i) any Affiliate of the Purchaser, including, without limitation, directors, executives and officers of the Purchaser, (ii) any member of the family of any Affiliate of the Purchaser, including any such Person's spouse and descendants and any trust, partnership, corporation, limited liability company or other entity for the benefit of such spouse and/or descendants to whom or which any of the Securities have been transferred by any such Person for estate or tax planning purposes,
(iii) any charity or foundation to which the Securities have been transferred by the Purchaser or any Person or entity described in clause (i) or (ii) above for estate or tax planning or charitable purposes, or (iv) the beneficiary of any bona fide pledge by the Purchaser of any of the Securities; provided, that, such transferee agrees to be bound by the provisions hereof in accordance with the preceding sentence. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto and any Permitted Transferee any rights or remedies hereunder.

            10.6 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

            10.7 Governing Law. The internal laws, and not the laws of conflicts (other than Section 5-1401 of the General Obligations Law of the State of New York), of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

            10.8 Expenses. The Company shall pay all fees and expenses of its counsel and the reasonable fees and expenses of the Purchaser's counsel up to $200,000; provided, however, that if the Purchaser does not exercise its option to purchase any Securities in Tranche B, then the Purchaser shall pay all fees and expenses of its counsel and up to $200,000 of the aggregate of (x) the reasonable fees and expenses of the Company's counsel and (y) the reasonable fees and expenses of Sutter Securities Incorporated.

            10.9 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on either party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.1 shall be deemed effective service of process on such party.

            10.10 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            10.11 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by a different party hereto in separate counterparts, with the same effect as if each party had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by each of the parties hereto.

            10.12 Entire Agreement. The Transaction Documents, the Confidentiality Letter Agreement and that certain letter from TriNet Employer Group, Inc. to the Company, dated August 13, 2003, contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede and replace all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

            10.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

            10.14  Reasonable Best Efforts. The Company and the Purchaser
                   ------------------------
shall each cooperate with the other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to promptly (i) take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws to consummate and make effective all the transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtain all approvals required to be obtained from any governmental body or third party necessary, proper or advisable to the transactions contemplated by this Agreement.

            10.15 Change; Waiver. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party waiving its rights. The failure of either party at any time to insist upon, or any delay by either party at any time to insist upon, strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same condition, promise, agreement or understanding at a future time.

                            [Execution Page Follows]




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



            IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the day and year first above written.

                              SIGA TECHNOLOGIES, INC.


                              By: /s/Thomas N. Konatich
                                  ---------------------
                              Name:  Thomas N. Konatich
                              Title: Chief Financial Officer
                                      Acting CEO


                              MACANDREWS & FORBES HOLDINGS
                              INC.


                              By: /s/ Howard Gittis
                                  -----------------
                              Name:  Howard Gittis
                              Title: Vice Chairman




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